UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2007

NATIONAL PROPERTY INVESTORS III

(Exact name of Registrant as specified in its charter)

            California

  0-9567

  13-2974428

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under 2.03, below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On March 30, 2007, National Property Investors III (the “Registrant” or “Partnership”) obtained a second mortgage loan in the principal amount of $9,000,000 on its sole investment property Lakeside Apartments, located in Lisle, Illinois. The second mortgage bears interest at 5.90% per annum and requires monthly payments of interest only of $44,250 beginning May 1, 2007, through May 1, 2010.  Beginning on June 1, 2010, monthly payments of principal and interest of approximately $53,400 are due and payable through the  January 1, 2022 maturity date.  The second mortgage has a balloon payment of approximately $7,185,000 due at maturity.  The Partnership may prepay the second mortgage loan subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee the obligations and liabilities of the Partnership with respect to the new mortgage financing.  In connection with the financing, the lender and the Partnership also entered into an agreement regarding various rehabilitation and renovation work to be completed at the Partnership’s property at an approximate cost of $16,300,000.

In connection with the second mortgage loan, the Partnership also agreed to certain modifications on the existing mortgage loan encumbering Lakeside Apartments.  The modification includes an interest rate of 7.14% per annum, monthly payments of principal and interest of approximately $141,000, commencing May 1, 2007, through the maturity of January 1, 2022, at which time a balloon payment of approximately $15,791,000 is due.  The previous terms were an interest rate of 7.09% per annum through the maturity date of January 1, 2022 and monthly payments of approximately $191,000 through the maturity date, at which time the loan was scheduled to be fully amortized. The Partnership may prepay the first mortgage loan subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee the obligations and liabilities of the Partnership with respect to the modified loan.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the respective lender if an event of default, as defined in the applicable loan agreement, occurs.  Events of default include, but are not limited to: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Partnership.

The foregoing description is qualified in its entirety by reference to the    Amended and Restated Multifamily Mortgage, Assignment of Rents and Security Agreement; Amended and Restated Multifamily Note; Amended and Restated Guaranty; Multifamily Mortgage, Assignment of Rents and Security Agreement; Multifamily Note; Guaranty and Rehabilitation Agreement, copies of which are filed as exhibits 10.11, 10.12, 10.13, 10.14, 10.15, 10.16 and 10.17.

In accordance with the Registrant’s partnership agreement, the Registrant’s Managing General Partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transactions will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.11

Form Of Amended and Restated Multifamily Mortgage, Assignment of  Rents and Security Agreement between Federal Home Loan Mortgage Corporation and National Property Investors III, a California limited partnership, dated March 30, 2007.

10.12

Form of Amended and Restated Multifamily Note (Recast Transaction) between Federal Home Loan Mortgage Corporation and National Property Investors III, a California limited partnership, dated March 30, 2007.

10.13

Form of Amended and Restated Guaranty (Recast Transaction) between AIMCO Properties, L.P., a Delaware limited partnership and Federal Home Loan Mortgage Corporation, dated March 30, 2007.

10.14

Form of Multifamily Mortgage, Assignment of Rents and Security Agreement between Capmark Bank and National Property Investors III, a California limited partnership, dated March 30, 2007.

10.15

Form of Multifamily Note between Capmark Bank and National Property Investors III, a California limited partnership, dated March 30, 2007.

10.16

Form of Guaranty between AIMCO Properties, L.P., a Delaware limited partnership and Capmark Bank, dated March 30, 2007.

10.17

Form of Rehabilitation Agreement between National Property Investors III, a California limited partnership and Capmark Bank, dated March 30, 2007.

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PROPERTY INVESTORS III

(a California Limited Partnership)

By:

NPI Equity Investments, Inc.

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

April 5, 2007